Exhibit 26(e)

Application for Flexible Premium Life Insurance Policy.

WRL

INSURANCE ANNUITIES

Western Reserve Life Assurance Co. of Ohio

WRL Capital Creator

WRL Evolution

Life Insurance Application

MAIL TO:

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499

1-800-597-7750

THIS APPLICATION PREPARED FOR

Application Prepared by

Broker/Dealer

U000308 IDG

Application Checklist

Important Reminders

DO:

Complete the entire application (front and back).

Print application in blue or black ink.

Have applicant initial all changes.

Obtain all required signatures.

Complete and sign the Agent’s Report.

Include certification if a trust or corporation is owner and/or beneficiary of the policy.

DON’T:

Use pencil or whiteout.

Accept or send money on applications that total more than $1,000,000.00

Submit an agent check as the initial premium.

Submit starter checks.

PLEASE MAKE SURE ALL APPLICABLE FORMS WITHIN THE PACKET ARE COMPLETED

Leave with Applicant

THE FOLLOWING PAGES NEED TO BE LEFT WITH THE CONSUMER:

Privacy Notice

Conditional Receipt (If money taken with application)

Notices page (Notice of Investigative Report, Disclosure of Information, and Insurance Information Practices)

HIPAA Authorization for Release of Health Related Information

Agent Comments

☐ **WRL Capital Creator** ☐ **WRL Evolution** **LIFE APPLICATION** WRL – Western Reserve Life Assurance Co. of Ohio
Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499
Administrative Office: P.O. Box 5068, Clearwater, FL 33758-5068

SECTION 1. PROPOSED INSURED/OWNER
If Proposed Contingent Owner is named, please complete Section 3. **Specified Amount $**________________

1. Last Name			First Name		M.I.
2. Address (Cannot be a P.O. Box)		Apt#	City		
State	Zip Code	3. Years at Address	4. Home Phone ( )	5. Driver License Number	State
6. ☐ Male ☐ Female	7. Date of Birth MM-DD-YYYY	8. Age	9. Place of Birth – State/Country		10. Social Security Number – –
11. Height ft in	12. Weight lbs	13. Marital Status	14. Employer		#Years
15. Employer's Address					
16. Occupation & Duties					

17. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ No ☐ Yes Date last used________
18. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco

SECTION 2. APPLICANT/OWNER IF OTHER THAN THE PROPOSED INSURED
If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

1. Last Name		First Name		M.I.
2. Address (Cannot be a P.O. Box)		Apt#	City	
State	Zip Code	3. Home Phone ( )	4. Social Security Number / Tax ID #	
5. ☐ Male ☐ Female	6. Date of Birth/Trust Date MM-DD-YYYY	7. Relationship to the proposed Insured		

SECTION 3. PROPOSED CONTINGENT OWNER

1. Last Name		First Name		M.I.
2. Address (Cannot be a P.O.Box)		Apt#	City	
State	Zip Code	3. Home Phone ( )	4. Social Security Number / Tax ID #	
5. ☐ Male ☐ Female	6. Date of Birth / Trust Date MM-DD-YYYY	7. Relationship to the proposed Insured		

SECTION 4. PRIMARY BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries. If ownership or beneficiary is a corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership or beneficiary is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

Name	Percent	Relationship	Social Security Number/Tax ID#
Total	**1 0 0**		

SECTION 5. CONTINGENT BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

Name	Percent	Relationship	Social Security Number/Tax ID#
Total	**1 0 0**		

U000308
1

SECTION 6. DEATH BENEFIT OPTION

☐ A) Level Benefit ☐ B) Increasing Benefit ☐ C) Option B to Age 70 then grading to Option A

SECTION 7. PREMIUMS PAYABLE

Initial Planned Premium $______ , ______ . ______

☐ Electronic (bank draft) ______ Draft Date (1st through 28th)

☐ Direct Bill

☐ Single Premium ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly ☐ Other ______________

SECTION 8. ALLOCATIONS

☐ I have completed and signed the allocation form. Please allocate funds accordingly.

SECTION 9. OTHER INSURANCE IN FORCE FOR PROPOSED INSURED

Does the proposed Insured have existing life insurance policies or annuity contracts? ☐ Yes ☐ No

Company	Amount of insurance	Year issued	Replacement?	
			Yes	No
			Yes	No
			Yes	No

IS THIS INTENDED TO BE A 1035 EXCHANGE? ☐ Yes ☐ No

Anticipated Cash Value Transfer $______ , ______ . ______

A) Has the proposed Insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, canceled, or not renewed? If yes, please explain.______________ ☐ Yes ☐ No

____

B) Will the insurance applied for on the proposed Insured discontinue, replace or change any existing life or annuity policy? If yes, complete replacement forms, if appropriate. ☐ Yes ☐ No

C) Is there an application for life, accident or sickness insurance now pending or contemplated on the proposed Insured in this or any other company? If yes, give details in Agent's Report. ☐ Yes ☐ No

SECTION 10. PERSONAL FINANCIAL STATEMENT FOR PROPOSED INSURED

All financial information must be that of the proposed Insured, not the owner.

A) Gross Income Current Yr $______ , ______ , ______

B) Gross Income Previous Yr $______ , ______ , ______

C) Source of Funds ☐ Employment ☐ Retirement ☐ Inheritance ☐ 1035 Exchange ☐ Other________

D) Current Net Worth $______ , ______ , ______

For over $1,000,000.00 applied coverage complete a separate Financial Questionnaire.

SECTION 11. BUSINESS FINANCIAL STATEMENT FOR PROPOSED INSURED

A) Current Estimated Market Value $______ , ______ , ______

B) Assets *Liquid* $______ , ______ , ______

Nonliquid $______ , ______ , ______

C) Liabilities $______ , ______ , ______

D) Net Worth $______ , ______ , ______

U000308 2

SECTION 12. MEDICAL QUESTIONS

Give the details to “No” answers for medical questions section 12A and “Yes” answers to question 12B-E below: Identify question number; state signs, symptoms and diagnosis of each illness or injury. List the details and results of any treatment. List the name, full address and dates of each health care provider consulted.

A) For the last 180 days has the proposed Insured been actively at work, on a full time basis, at their usual place of business or employment? Yes No

B) To the best of your knowledge, has the proposed Insured within the last 10 years had or been told by a member of the medical profession that he or she had, or has been treated for:

1) Heart murmur, high blood pressure, chest pain, heart attack, stroke, or other disorder of the heart or circulatory system? Yes No

2) Asthma, emphysema, chronic bronchitis, tuberculosis, or any other respiratory disorder;

colitis, ulcer or any other gastrointestinal disorder; jaundice, hepatitis, liver or kidney disorder? Yes No

3) Cancer, tumor, polyp, breast, prostate or any other reproductive disorder; or any thyroid or endocrine disorder? Yes No

4) Brain, seizure or mental disorder, anxiety, depression, suicide attempt or any paralysis? Yes No

5) Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood in the urine? Yes No

C) To the best of your knowledge, has the proposed Insured within the last 10 years:

1) Used amphetamines, heroin, cocaine, marijuana, or any other illegal or controlled substance except as prescribed by a physician? Yes No

2) Sought or been advised to seek treatment, limit or discontinue use of alcohol? Yes No

3) Been on or are now on prescribed medication or prescribed diet? Yes No

4) Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but not limited to, electrocardiograms, blood studies, scans, MRI’s or other test? Yes No

5) Had an examination, treatment or consultation with a doctor or health care provider other than above? Yes No

D) Within the last 10 years, has the proposed Insured been told by a member of the medical profession that he or she had a diagnosis of AIDS (Acquired Immune Deficiency Syndrome), ARC (AIDS

Related Complex), or the HIV (Human Immunodeficiency Virus) infection? Yes No

E) Has the proposed Insured had a parent, brother, or sister who had any occurrence of or death from coronary artery disease, cardiovascular disease, internal cancer or melanoma prior to age 60? Yes No

SECTION 13. DETAILS TO “YES” ANSWERS FOR MEDICAL QUESTIONS SECTION

Question # Date, Diagnosis, Treatment, Results, and Duration Name, Address and Phone # of Attending Doctor and Hospital

SECTION 14. PERSONAL PHYSICIAN (if none, so state)

Date Last Seen, Reason and Results Name, Address and Phone # of Attending Doctor and Hospital

U000308

SECTION 15. RESIDENCY

A) The proposed Insured is a citizen of USA Other Country Type of VISA

B) How many years has the proposed Insured resided in the USA?

C) Does the proposed Insured travel outside the USA? Yes No

If yes, provide details: include destination, number of trips, duration of each trip, purpose of trip, plans for the next year.

SECTION 16. DRIVING AND PUBLIC RECORDS

A) Has the proposed Insured had their driver’s license suspended, restricted, revoked, or been cited for a moving violation in the last 5 years? Yes No If yes, give reason:

B) Has the proposed Insured in the last 10 years been convicted of a misdemeanor (other than a minor traffic violation) or felony? Yes No If yes, give reason:

SECTION 17. SPECIAL ACTIVITIES

A) Except as a passenger on a regularly scheduled flight, has the proposed Insured flown within the past 2 years, or does the proposed Insured have plans to fly in the future? If yes, complete the

Avocation & Aviation Questionnaire. Yes No

B) In the past 2 years has the proposed Insured participated in organized racing (automobile, motorcycle,

or boat), underwater or sky diving, hang gliding, canyoneering, mountain or rock climbing? If yes,

complete the Avocation & Aviation Questionnaire. Yes No

SECTION 18. SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

A) Have you, the proposed Insured, and Applicant/Owner, if other than the proposed Insured, received the current Prospectus for the policy? Yes No

B) Do you understand that the Death Benefit may be variable or fixed under specified conditions? Yes No

C) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL

BENEFITS), THE ENTIRE AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE

DEPENDING UPON THE INVESTMENT EXPERIENCE? Yes No

D) With this in mind, is the policy in accordance with your insurance objectives and your anticipated financial needs? Yes No

SECTION 19. TRANSFER AUTHORIZATION–TO BE COMPLETED BY APPLICANT/OWNER

(See Prospectus for transfer procedures.)

Your policy applied for, if issued, will automatically receive transfer privileges described in the applicable prospectus. These privileges allow the Owner and the registered representative/agent of record to make transfers and to change the allocation of future payments unless declined below.

Western Reserve Life Assurance Co. of Ohio will not be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life Assurance Co. of Ohio will employ reasonable procedures to confirm that transfer instructions are genuine. If Western Reserve Life Assurance Co. of Ohio does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. These procedures include but are not limited to requiring forms of personal identification prior to acting upon such transfer instruction, providing written confirmation of such transactions to the owner and/or tape recording of telephone transfer request instructions received.

The registered representative does not have authority to make transfers or change payment allocations on my behalf.

SECTION 20. OTHER INSURANCE–TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

A) Will the policy applied for discontinue, replace or change any existing life insurance policy or annuity? Yes No

B) If mandated by your state, did you present, read and leave a copy of the Replacement Notice with the applicant at time of application? Yes No

(In some states the Replacement Notice must be completed and sent in with the application whether or not the applicant intends to replace existing coverage.)

C) Did you present and leave the applicant/owner approved sales material? Yes No

U000308

SECTION 21. AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

Each of the undersigned hereby certifies and represents as follows: The statements and answers given on this application are true and correct. I acknowledge and agree (A) that this application and any amendments shall be the basis for any insurance issued; (B) that the agent does not have the authority to waive any question on this application, to decide if insurance will be issued, or to modify any term or provision of any insurance which may be issued based on this application, only a writing signed by an officer of the Company can change the terms of this application or the terms of any insurance issued by the Company; (C)

except as provided in the Conditional Receipt, if issued with the same proposed Insured(s) as on this application, no policy applied for shall take effect until after all of the following conditions have been met: 1) the minimum initial premium must be received by the Company; 2) the proposed owner must have personally received and accepted the policy during the lifetime of the proposed Insured and while the proposed Insured is in good health; and 3) on the date of the later of either 1) or 2) above, all of the statements and answers given in this application must be true and complete, and the insurance will not take effect if the facts have changed. Unless otherwise stated the undersigned applicant is the premium payor and owner of the policy applied for.

I authorize MIB Group, Inc. and its members or affiliates, my employer or former employer, any consumer reporting agency or governmental agency, medical provider, or any insurer or reinsurer to provide medical or personal information about me that is reasonably required for the purposes stated in this authorization to Western Reserve Life Assurance Co. of Ohio, its administrators,

representatives or its reinsurers. I understand the information obtained by use of the authorization will be used by Western

Reserve Life Assurance Co. of Ohio to determine eligibility for insurance, and eligibility for benefits under an existing policy. Any information obtained will not be released by Western Reserve Life Assurance Co. of Ohio to any person or organization except to reinsurers, MIB Group, Inc. and its members or affiliates, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may authorize. This authorization will expire 30 months (24 months in Iowa, Kentucky, New Mexico and Wyoming) from the date signed. A copy of this authorization shall be as valid as the original. Either my authorized representative or I may receive a copy of this authorization upon request.

The Company shall have sixty days from the date hereof within which to consider and act on this application and if within such period a policy has not been received by the applicant or if notice of approval or rejection has not been given, then this application shall be deemed to have been declined by the Company.

I acknowledge receipt of the (1) Notice to Persons Applying for Insurance Regarding Investigative Report, (2) MIB Group,

Inc. Pre-Notification, and (3) Notice of Insurance Information Practices.

I understand that any omissions or misstatements in this application could cause an otherwise valid claim to be denied under any insurance issued from this application.

Signed at on M M – D D – Y Y Y Y

(city)(state)(date)

Signature of proposed Insured/Owner Print Agent Name

Signature of Applicant/Owner if other than the proposed

Insured (If business insurance, show title of officer and name of firm. If trust, show trustee’s name)

Agent Number

Signature of Agent/Licensed Rep.

Signature of Split Agent/Licensed Rep.

SECTION 22. TAXPAYER IDENTIFICATION CERTIFICATION

Under current federal tax laws, the Company is required to obtain your Taxpayer Identification Number (e.g., a social security or employer identification number, or “TIN”) and certification that you are not subject to backup withholding. Please review the following certification and sign accordingly.

Under penalties of perjury, I certify that (1) the TIN listed in this application is my correct TIN; (2) I have not been notified that I am subject to backup withholding or I am not subject to backup withholding because I am an exempt recipient; and (3) I am a

U.S. Person, (U.S. citizen/legal resident). If not a U.S. Person, I have completed the appropriate Form W-8BEN. The IRS does not require your consent to any provision of this form other than this certification.

Signature of Owner Date

U000308

This page intentionally

left blank

U000308

FRAUD WARNING

The following state(s) and U.S. territories require that insurance applicants acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state or U.S. territory as indicated below.

For applicants in ARKANSAS, LOUISIANA and WEST VIRGINIA

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Applicant's Signature Date

For applicants in COLORADO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Applicant's Signature Date

For applicants in DISTRICT OF COLUMBIA

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Applicant's Signature Date

For applicants in FLORIDA

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Applicant's Signature Date

For applicants in KENTUCKY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Applicant's Signature Date

For applicants in MAINE and TENNESSEE

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Applicant's Signature Date

For applicants in NEW JERSEY

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Applicant's Signature Date

For applicants in NEW MEXICO

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Applicant's Signature Date

For applicants in OHIO

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Applicant's Signature Date

For applicants in OKLAHOMA

Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Applicant's Signature Date

For applicants in PENNSYLVANIA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Applicant's Signature Date

For applicants in PUERTO RICO

Any person who knowingly, and with the intention to defraud, includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony, and if found guilty, shall be punished for each violation with a fine of no less than five thousand dollars ($5000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Applicant's Signature Date

For applicants in VIRGINIA and WASHINGTON

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Applicant's Signature Date

U000308 7

This page intentionally

left blank

U000308

WRL

CONDITIONAL RECEIPT

(Detach and leave with applicant only if money is submitted with application. If within the past 12 months the proposed Insured has been treated for or experienced heart trouble, stroke or cancer, no payment may be accepted with the application. Do not accept money unless all required signatures below are obtained.)

PLEASE READ THIS CAREFULLY

No coverage will become effective prior to the delivery of the policy applied for unless and until all conditions of this receipt have been fulfilled exactly. No agent or field representative is authorized to waive or modify any of the provisions of the conditional receipt.

Make all checks payable to the Company. Do not make checks payable to the agent or leave the payee blank or you may jeopardize the insurance for which you have applied.

Received from , the sum of $ for the insurance application dated , with as the proposed Insured(s). The policy you applied for will not become effective unless and until a policy contract is delivered to you and all other conditions of coverage are met. However, subject to the conditions and limitations of this Receipt, conditional insurance under the terms of the policy applied for may become effective as of the later of (1) the date of application and (2) the date of the last medical examination, tests, and other screenings required by the Company, if any (the “Effective Date”). Such conditional insurance will take effect as of the Effective Date, so long as all of the following requirements are met:

1. Each person proposed to be insured is found to have been insurable as of the Effective Date, exactly as applied for in accordance with the Company’s underwriting rules and standards, without any modifications as to plan, amount, or premium rate;

2. As of the Effective Date, all statements and answers given in the application must be true;

3. The payment made with the application must not be less than the full initial premium for the mode of payment chosen in the application and must be received at our Administrative Office within the lifetime of the proposed Insured to whom the conditional coverage would apply and, if in the form of check or draft, must be honored for payment;

4. All medical examinations, tests, and other screenings required of the proposed Insured by the Company are completed and the results received at our Administrative Office within 60 days of the date the application was completed; and

5. All parts of the application, any supplemental application, questionnaires, addendum and/or amendment to the application are signed and received at our Administrative Office.

Any conditional coverage provided by this Receipt will terminate on the earliest of: (a) 60 days from the date the application was signed; (b) the date the Company either mails notice to the applicant of the rejection of the application and/or mails a refund of any amounts paid with the application; (c) when the insurance applied for goes into effect under the terms of the policy applied for; or (d) the date the Company offers to provide insurance on terms that differ from the insurance for which you have applied.

If one or more of this Receipt’s conditions have not been met exactly, or if the proposed Insured dies by suicide, the Company will not be liable except to return any payment made with the application.

If the Company does not approve and accept the application for insurance within 60 days of the date you signed the application, the application will be deemed to be rejected by the Company and there will be no conditional insurance coverage. In that case, the Company’s liability will be limited to returning any payment(s) you have made upon return of this Receipt to the Company.

The aggregate amount of conditional coverage provided under this Receipt, if any, and any other conditional receipt issued by the Company shall be limited to the lesser of the amount(s) applied for or $500,000 of life insurance. There is no conditional coverage for riders or any additional benefits, if any, for which you have applied.

Authorization (Signatures Required)

I certify that I have read and reviewed the Conditional Receipt and the Authorization to Obtain and Disclose Information in the application. The terms and conditions of the conditional receipt have been explained to me fully by the agent and I understand them.

Dated at on

City, State Date Signature of Agent or Authorized Company Rep

Signature of proposed Insured Signature of Applicant (if other than proposed Insured)

U000308

This page intentionally

left blank

U000308

NOTICES

DETACH AND LEAVE THIS PAGE WITH APPLICANT

NOTICE TO PERSONS APPLYING FOR INSURANCE REGARDING INVESTIGATIVE REPORT

To proposed Insured: In connection with this application, an investigative consumer report may be prepared about you. Such reports are part of the process of evaluating risks for life and health insurance. Typically, this report will contain information about your character, general reputation, personal characteristics and mode of living. The information in the report may be obtained by talking with you or members of your family, business associates, financial sources, neighbors, and others you know. You may ask to be interviewed in connection with the preparation of any such report. Also, we may have the report updated if you apply for more coverage.

Upon your written request, we will let you know whether a report was prepared and we will give you the name, address, and telephone number of the agency preparing the report. By contacting that agency and providing proper identification, you may obtain a copy of the report.

MIB GROUP, INC. (MIB) PRE-NOTIFICATION

To proposed Insured and other persons proposed to be insured, if any. Information regarding your insurability will be treated as confidential. We or our reinsurer(s) may, however, make a brief report on this information to MIB Group, Inc., a non-profit membership organization of insurance companies that operates an information exchange on behalf of its members. If you apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, MIB may, upon request, supply such company with the information in its file.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of MIB’s information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02122; and telephone number is 866-692-6901 (TTY 866-346-3642 for hearing impaired).

NOTICE OF INSURANCE INFORMATION PRACTICES

To proposed Insured: Personal information may be collected from persons other than the individual(s) proposed for coverage. Such information as well as other personal or privileged information subsequently collected by us or our agent may in certain circumstances be disclosed to third parties without authorization. Upon request, you have the right to access your personal information and ask for corrections. You may obtain a complete description of our Information Practices by writing to Western Reserve Life Assurance Co. of Ohio, Attn: Director of Underwriting, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

PLEASE PROVIDE A COPY OF THIS NOTICE TO THE PROPOSED INSURED IF NOT A HOUSEHOLD MEMBER.

U000308

This page intentionally

left blank

U000308

AGENT’S REPORT

(all sections must be completed)

1. Type of Sale (check only one box)

Personal/Family

Business Planning

Estate Planning

Supplemental Purpose of Policy (check only one box)

Business

Key Employee

Executive Bonus

Deferred Compensation

Split Dollar

Buy/Sell - Is Partner applying for similar amount? Yes No

Name of Partner

Other

Personal/Family

Mortgage

Retirement

Education

Income to Family

Cash Accumlation

Estate Planning

Estate Liquidity

Wealth Replacement

2. a) How long have you known the proposed Insured?

b) Relationship to proposed Insured:

c)Are you financially responsible for the proposed Insured?

Yes No

3. Is the proposed Insured or Owner a licensed Representative of any

Broker/Dealer? If yes, name and address of Broker/Dealer

4. Is the proposed Insured or Owner related to any affiliated

Broker/Dealer officer or employee? Yes No

If yes, name and address of Broker/Dealer

5. Did you give the “Notice of Information Practices” to the proposed Insured? Yes No

6. Are you submitting or do you plan to submit an application on any proposed Insured on this application to any other company?

Yes No

Company Name

Face amount $

Total face amount to be placed with all companies $

7. Medical Examination

Are you arranging for the Medical Requirements?

Yes Paramedical Service used:

No Request Western Reserve Life Assurance Co. of Ohio order

medical requirements.

8. Did you ask all questions in the presence of the proposed

Insured? Yes No

9. Are you aware of anything about the health, habits, hazardous sports, environment or mode of living, which may affect the

insurability of the person proposed for insurance?

Yes No

10. Financial Information of Applicant/Owner if other than the proposed Insured:

Gross Income Current Year: $

Current Net Worth: $

11. Did you comply with all requirements relative to obtaining

Informed Consent for HIV and AIDS testing? Yes No

12. Identification Verification

Identification was viewed during face to face sale? Yes No

Type of Government issued photo ID

Issuer of Identification Document

Number Expiration Date

13. Is the Agent or Split Agent also the Owner, Applicant or Payor?

Yes No

14. Writing Agent Name

Agent No.

Agent’s Telephone Number

Agent’s Fax Number

Agent’s E-Mail

Percent of Agent’s Split

Split Agent Name

Agent No. Percent of Agent’s Split

Split Agent Name

Agent No. Percent of Agent’s Split

15. Was money taken with the application?

Yes No

If “yes”, was the Conditional Receipt completed and given to the applicant? Yes No

I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I certify that I reviewed the photo identification of the person(s) seeking to open this policy and verified that person seeking to open this policy is the same person in the documents reviewed. I understand that misrepresentations in connection with this and other certifications in the Company’s application documents may result in disciplinary action, termination, civil action or prosecution for violation of state or federal criminal laws.

$ has been paid by the Applicant with this application.

Signature of Writing Agent Date

AG0408EVCC

This page intentionally

left blank

PAYOR’S CHECK-O-MATIC PREMIUM PAYMENT PLAN

Authorization to Insurance Company

The Premium Payor hereby authorizes Western Reserve Life Assurance Co. of Ohio to debit his/her account or accounts by means of check or draft drawn or other order made whether by electronic or paper means at the below named financial institution for premiums that may become due under the policy as a result of this application. This authorization is to remain in effect until written notice of revocation is received at the Administrative Office of the Company or until the Check-O-Matic Premium Payment Plan is terminated in a manner provided below. I (We) expressly agree to all conditions applicable to the Check-O-Matic Premium Payment

Plan including those appearing below.

Authorization to Financial Institution

As a convenience to me, I hereby request and authorize you to pay and charge to my account checks, drafts and other order’s whether by electronic or paper means, with such debits made to my account and drawn or directed by Western Reserve Life

Assurance Co. of Ohio to its own order, provided there are sufficient collected funds in said account to pay the same upon presentation. Until you receive written cancellation of this authorization by me (or either of us), you are fully protected when you honor any of those orders. You may, however, discontinue this arrangement by giving 30 days written notice to me (or either of us) and the insurance company. Your treatment of and your rights regarding those orders, shall be the same as if I signed or initiated them. If any of those orders are not honored, whether with or without cause and whether intentionally or inadvertently,

you shall be under no liability if insurance is forfeited as a result. Notice of charge for debit is hereby waived.

ATTACH VOIDED SAMPLE OF

YOUR CHECK HERE

Check-O-Matic Premium $ Monthly Draft Date Request Cannot be the 29th, 30th or 31st.Payor Signature(s) Your signature as on financial institution’s records. A copy is as valid as the original.

Conditions Applicable to Check-O-Matic Premium Payment Plan

No check, draft or any other orders, either by electronic or paper means, shall constitute payment until the Company actually receives payment thereof within the period provided in the policy.

The Check-O-Matic Premium Payment Plan may be terminated by either party by giving written notice to the other.

The Check-O-Matic Premium Payment Plan does not in any manner amend or alter the terms and provisions of any policy, contract or agreement except as may be specifically stated in a policy endorsement or properly executed contract amendment.

For changes or questions call: Toll-free 1-800-851-9777 ext. 6539

Or Write: Western Reserve Life Assurance Co. of Ohio, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499